SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 11, 2004
..

BAM! ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32989 (Commission File Number)	77-0553117 (I.R.S. Employer Identification No.)

333 West Santa Clara Street, Suite 716
San Jose, California 95113
(Address of Principal Executive Offices, Including Zip Code)

(408) 298-7500
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events

On February 11, 2004, the Registrant issued a press release announcing that it had received a letter from the Nasdaq Listing Qualifications Department indicating that the Registrant is subject to delisting because of its failure to comply with certain Nasdaq Marketplace Rules. The Registrant plans to request an oral hearing before the Nasdaq Listing Qualifications Panel to review the determination reached by the Nasdaq Listing Qualifications Department and present a plan for achieving and sustaining compliance with Nasdaq Marketplace Rules. If delisted, the Registrant would attempt to have its common stock traded on the OTC Bulletin Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 7: Exhibits

99.1 Press release dated February 11, 2004

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 11, 2004	BAM! ENTERTAINMENT, INC.

	By:	/S/ STEPHEN AMBLER

	Name:	Stephen Ambler
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Press Release dated February 11, 2004